EXHIBIT (j)

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 12, 2024, and each included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A, File No. 333-261613) of Neuberger Berman ETF Trust (the “Registration Statement”).
We also consent to the incorporation by reference of our report dated December 22, 2023, with respect to the financial statements and financial highlights of Neuberger Berman U.S. Equity Index PutWrite Strategy Fund (one of the series constituting Neuberger Berman Alternative Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
January 12, 2024